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                                                                    EXHIBIT 23.1


                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Abercrombie & Fitch Co. on this Form S-8 of our report dated February 20, 1998, and our audits of the consolidated financial statements of Abercrombie & Fitch Co. as of January 31, 1998 and February 1, 1997, and for the fiscal years ended January 31, 1998, February 1, 1997, and February 3, 1996.




                                      PricewaterhouseCoopers LLP

Columbus, Ohio
July 29, 1998